EXHIBIT 99.1
Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces Synergistic and Accretive Bolt-on Acquisitions in the DJ Basin
•Summit to acquire Outrigger DJ Midstream LLC, and the operating subsidiaries of Sterling Energy Investments LLC, owners of natural gas gathering and processing systems, a crude oil gathering system, freshwater rights and a freshwater delivery system located near Summit’s Hereford assets in Weld County, Colorado for an aggregate $305 million in cash
•Represents another meaningful strategic step in Summit’s overall corporate strategy to streamline its portfolio and build scale in key basins that are well positioned for growth (re-investment of approximately $115 million from the recent divestitures)
•Triples Summit’s DJ Basin gas processing capacity and adds an estimated 505,000 leased acres under dedication in rural Weld County with over 675 active permits and over 1,200 remaining locations with estimated crude-oil break-evens as low as $35 per barrel
•Diversifies overall customer base with a combination of fixed-fee and percentage-of-proceeds contracts, over 10-year weighted average remaining tenor and expands DJ system further south into the attractive northeastern extension of the DJ Basin
•Attractive acquisition multiple of approximately 4.0x 2023 projected EBITDA is consistent with SMLP’s value-accretive and credit-accretive consolidation strategy
•Significant free cash flow drives additional de-leveraging with approximately $70 to $80 million in estimated EBITDA and $10 million to $15 million of estimated capital expenditures in 2023
•Enables significant synergies, commercial upside and additional in-basin consolidation through approximately 70 MMcf/d of unutilized processing capacity at Hereford and Jackson Lake and a significantly expanded capture area through approximately 90 miles of high-pressure pipelines that traverse several highly economic areas of the DJ Basin
•Continue to expect to be at the high-end of our previously announced 2022 Adjusted EBITDA guidance range of $205 million to $220 million and, as outlined in more detail in our second quarter earnings release, we continue to expect at least 10% Adjusted EBITDA growth in our existing base business during 2023
•With the addition of the Outrigger DJ and Sterling DJ systems, 2023 Adjusted EBITDA is expected to reach at least $300 million resulting in total leverage of approximately 4.25x at year-end 2023 and sub-3.5x in 2024 to the extent that similar well connection activity across our operating footprint persists into 2024
Houston, Texas (October 17, 2022) – Summit Midstream Partners, LP (NYSE: SMLP) (“Summit”, “SMLP” or the “Partnership”) announced today that its wholly owned subsidiary, Summit Midstream Holdings, LLC (“SMP Holdings”), has entered into definitive agreements with Outrigger Energy II LLC to acquire Outrigger DJ Midstream LLC (“Outrigger DJ”) and with Sterling Investment Holdings LLC to acquire, Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC (collectively, “Sterling DJ”), which own natural gas gathering and processing systems, a crude oil gathering system, freshwater rights, and a subsurface freshwater delivery system in the DJ Basin for cash consideration of $305 million, subject to customary transaction adjustments. The Outrigger DJ and Sterling DJ consolidated asset portfolio is located in Weld, Morgan, and Logan Counties, Colorado and Cheyenne County, Nebraska. The transactions are expected to close during the fourth quarter of 2022, subject to customary regulatory approvals.
Heath Deneke, President, Chief Executive Officer and Chairman, commented, "We are excited to announce the expansion of our DJ Basin presence with these strategic bolt-on acquisitions. These highly value- and credit-accretive transactions create a strategic franchise position in the DJ Basin that we believe will generate significant free cash flow growth for Summit in the coming years while immediately enhancing the quality and availability of services for our combined customer base in the region via the integration of our underutilized Hereford gathering and processing system with the capacity constrained Sterling DJ and Outrigger DJ systems. Combining operations of the three systems will create significant commercial and operating synergies and will provide substantial running room to grow dedicated producer volumes in the coming years with minimal capital expenditure requirements. Outrigger DJ and Sterling DJ customers are expected to connect over 75 new wells in 2023 and are well positioned to sustain and potentially grow that level of development activity in the coming years with more than 675 active permits currently held on dedicated acreage. Furthermore, given the prevalence of gas processing constraints across the DJ Basin, the connectivity of the combined asset footprint with other gathering systems and the integration of the underutilized Summit Hereford and Sterling DJ Jackson Lake processing complexes, we believe there will be additional near-term upside opportunities to grow volumes both organically and through offload arrangements with other midstream operators in the basin.
Given the attractive acquisition multiple of approximately 4.0x projected 2023 EBITDA, we believe these transactions create tremendous equity value for our unitholders while enhancing Summit's overall credit metrics and ability to de-lever the balance sheet over the next several years. The transactions received strong support from our existing commercial bank lenders and bondholders enabling us to finance the acquisitions through the combined $115 million of previously announced divestiture proceeds, borrowings under our credit facility, and an oversubscribed, fully committed, new issuance of $85 million of 8.5% Senior Secured Second Lien Notes due 2026. While we are still several months away from providing formal 2023 guidance, we believe the combination of the previously announced projected 2023 Adjusted EBITDA growth associated with Summit's existing businesses and the $70 million to $80 million of Adjusted EBITDA projected from the Outrigger DJ and Sterling DJ systems next year will result in Summit's consolidated EBITDA exceeding $300 million in 2023 and lowering leverage to approximately 4.25x by year end. Furthermore, if the expected level of 2023 new well connect activity from Summit's current assets and the Outrigger DJ and Sterling DJ systems persist into 2024, we believe we are well positioned to achieve our sub-3.5x leverage target in 2024."
Pro Forma Asset Map

NE
CO
Cheyenne
WYOMING
NEBRASKA
COLORADO
Weld
Logan
Morgan
Capital Markets
Richardson Barr
RBC
TD
PIPELINES
SUMMIT
OUTRIGGER CRUDE
OUTRIGGER GAS
STERLING
PROCESSING PLANTS
SUMMIT
OUTRIGGER
STERLING

Transaction Details
Under the terms of the acquisition agreements, Summit will acquire 100% of the membership interest in Outrigger DJ Midstream LLC from Outrigger Energy II LLC and 100% of the membership interest in Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC from Sterling Investments Holdings LLC. The transactions are subject to regulatory review under the Hart-Scott-Rodino Act, as well as other customary closing conditions. The acquisitions will be financed through a combination of borrowings under Summit's credit facility and a new, fully committed issuance of $85 million of Senior Secured Second Lien Notes due 2026, subject to closing of the acquisitions. The transactions represent a re-investment of approximately $115 million from the recent divestitures of Summit's Lane Gathering and Processing System, in the Delaware Basin, and Bison Gas Gathering System, in the Williston Basin. Pro forma for the transactions, SMLP expects to have approximately $325 million drawn on its $400 million ABL Credit Facility at the end of 2022.

Outrigger DJ Overview
The Outrigger DJ assets, located in Weld County, Colorado, are comprised of a 60 MMcf/d cryogenic natural gas processing plant, approximately 70 miles of low-pressure natural gas gathering lines, approximately 90 miles of high-pressure natural gas gathering lines, 12,800 horsepower of field and plant compression, and approximately 30 miles of crude oil gathering pipelines. The gathering agreements for Outrigger DJ system include long-term, fee-based contracts with a weighted average term of over 10 years. Volume throughput on the Outrigger DJ system is underpinned by acreage dedications, with an estimated 310,000 leased acres from its key customers, including Mallard Exploration and several other producers in the region. The dedicated acreage spans highly productive, oil prone areas within the DJ Basin, with producers primarily targeting the Niobrara and Codell formations. Outrigger DJ delivers residue gas to Cheyenne Plains, natural gas liquids to the Phillips 66 NGL System, and crude oil to Pony Express Pipeline.
Sterling DJ Overview
The Sterling DJ assets, located in Weld, Morgan, and Logan Counties, Colorado and Cheyenne County, Nebraska, are comprised of three cryogenic processing plants with nameplate capacity of 100 MMcf/d, approximately 450 miles of natural gas gathering lines, 8,500 horsepower of field compression, freshwater rights, and approximately 40 miles of subsurface freshwater delivery infrastructure. Sterling DJ's diversified commercial contract portfolio includes long-term, fee-based and percentage-of-proceed agreements with a weighted average term of over 11 years. Volume throughput on the Sterling DJ system is underpinned by acreage dedications, with an estimated 170,000 leased mineral acres attributable to several leading DJ Basin producers. The dedicated acreage spans highly productive, oil prone areas within the DJ Basin, with producers primarily targeting the Niobrara and Codell formations. Sterling DJ delivers residue gas to Cheyenne Plains, Southern Star and Trailblazer and natural gas liquids to Overland Pass.
Advisors
RBC Capital Markets and TD Securities served as financial advisors (RBC Capital Markets as lead advisor on Outrigger DJ acquisition and TD Securities as lead advisor on Sterling DJ acquisition) and Locke Lord L.L.P. served as legal advisor to Summit. Baker Botts L.L.P. is serving as legal advisor to Summit in connection with the private placement of the Senior Secured Second Lien Notes due 2026. Evercore served as exclusive financial advisor and Vinson & Elkins LLP served as legal advisor to Outrigger Energy II LLC. TPH&Co., the energy business of Perella Weinberg Partners, served as exclusive financial advisor and Vinson & Elkins LLP served as legal advisor to Sterling Investment Holdings LLC.
Acquisition Conference Call
SMLP will host a conference call at 11:00 a.m. Eastern on Monday, October 17, 2022, to discuss the acquisitions. Please visit our website to download the presentation materials that will be referenced during the call. The call can be accessed via teleconference at: Summit Midstream Partners LP Investor Call (https://register.vevent.com/register/BI53b528d41f8849fd9ad8aecc00178eff). Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. The conference call, live webcast and archive of the call can be accessed through the Investors section of SMLP's website at www.summitmidstream.com.
Third Quarter 2022 Earnings Call
SMLP will report operating and financial results for the third quarter of 2022 on Thursday, November 3, 2022, after the close of trading on the New York Stock Exchange. SMLP will host a conference call at 10:00 a.m. Eastern on November 4, 2022, to discuss its quarterly operating and financial results. The call can be accessed via teleconference at: Q3 2022 Summit Midstream Partners LP Earnings Conference Call (https://register.vevent.com/register/BI0835fc438bc64ded92d518ca8c8d6f95). Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. The conference call, live webcast and archive of the call can be accessed through the Investors section of SMLP's website at www.summitmidstream.com.
About Summit Midstream Partners, LP
SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the

Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity method investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.
About Outrigger Energy II LLC
Outrigger Energy II LLC ("Outrigger") is a private, full service midstream energy company specializing in greenfield project development with a focus on liquids-rich natural gas and crude oil infrastructure in the Williston Basin of North Dakota and DJ Basin of Colorado. Outrigger is supported by equity commitments primarily from an investment fund sponsored by NGP Energy Capital Management, LLC and an entity affiliated with Brion G. Wise.
About NGP Energy Capital Management, LLC ("NGP")
Founded in 1988, NGP is a premier private equity firm with over $20 billion of cumulative equity commitments organized to make strategic investments in the energy sector. NGP's 34 year history gives it unique insight into the drivers of value creation in all facets of the energy industry.
Non-GAAP Measures
We report financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). We also present adjusted EBITDA, a non-GAAP financial measure. We do not provide the GAAP financial measures of net income or loss or net cash provided by operating activities on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including, but not limited to, (i) income or loss from equity method investees and (ii) asset impairments. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on our GAAP performance and cash flow measures could vary materially based on a variety of acceptable management assumptions.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would," and "could", including the estimated closing date of the acquisitions, sources and uses of funding, the benefits of the acquisitions to us and any related opportunities. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by us or our subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Contact: 832-413-4770, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP